Exhibit 99.h.9.a

AMENDED AND RESTATED SCHEDULE A

EFFECTIVE FEBRUARY 28, 2025

to the abrdn Funds Expense Limitation and Reimbursement Agreement dated March 6, 2018

between

ABRDN FUNDS and

ABRDN INC.

(the “Agreement”)

SERIES	CLASS	EXPENSE CAP*
abrdn Dynamic Dividend Fund	Institutional	1.25%
	Class A	1.50%
abrdn Real Estate Fund (formerly, abrdn Realty Income & Growth Fund)	Institutional	0.99%
	Class A	1.24%
abrdn Global Infrastructure Fund	Institutional	0.99%
	Class A	1.24%
abrdn Ultra Short Municipal Income Fund	Institutional	0.45%
	Class A	0.70%
	Class A1	0.70%
abrdn Short Duration High Yield Municipal Fund	Institutional	0.65%
	Class A	0.90%
	Class C	1.65%

* Unless otherwise noted, this contract may not be terminated before February 28, 2026 with respect to any one or more Funds without the approval of the Independent Trustees.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Exhibit A to be executed in its name and on its behalf by its duly authorized representative as of February 28, 2025.

ABRDN FUNDS

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President

ABRDN INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President